Exhibit 99.2

FORM OF BROKER DEALER LETTER

SANDRIDGE ENERGY, INC.

Offer to Exchange $275,000,000 of 7.5% Senior Notes due 2021

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2021

Offer to Exchange $825,000,000 of 7.5% Senior Notes due 2023

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2023

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

SandRidge Energy, Inc. (the “Company”), is offering to exchange (the “Exchange Offers”), upon and subject to the terms and conditions set forth in the prospectus, dated         , 2012 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), (i) an aggregate principal amount of up to $275,000,000 of its 7.5% Senior Notes due 2021 and the associated guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2021 and the associated guarantees (together, the “Old 2021 Notes”) issued on August 20, 2012, which have not been registered under the Securities Act, and (ii) an aggregate principal amount of up to $825,000,000 of its 7.5% Senior Notes due 2023 and the associated guarantees, which have been registered under the Securities Act, for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2023 and the associated guarantees (together, the “Old 2023 Notes” and, collectively with the Old 2021 Notes, the “Old Notes”) issued on August 20, 2012, which have not been registered under the Securities Act. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in registration rights agreements, dated as of August 20, 2012, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated         , 2012;

2. The Letter of Transmittal for your use and for the use of your clients who hold Old Notes registered in their own names and for the information of your clients for whom you hold Old Notes registered in your name or in the name of your nominee;

3. A form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4. Guidelines for Certification of taxpayer identification number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON         , 2012, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). THE OLD NOTES TENDERED PURSUANT TO EACH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offers). The Company will pay or cause to be paid transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offers, or the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

SandRidge Energy, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures